Exhibit 21.1
SUBSIDIARIES OF GREAT WOLF RESORTS, INC.

1.	BHMH, LLC

2.	Blue Harbor Resort Sheboygan, LLC

3.	CTGW, LLC

4.	Desert Desserts, LLC

5.	GLGB Manager III, LLC

6.	Grapevine Beverage, Inc.

7.	Great Bear Lodge of Wisconsin Dells, LLC

8.	Great Lakes Services, LLC

9.	Great Wolf Capital Trust I

10.	Great Wolf Lodge Kansas SPE, LLC

11.	Great Wolf Lodge of Chehalis, LLC

12.	Great Wolf Lodge of Georgia, LLC

13.	Great Wolf Lodge of Grapevine, LLC

14.	Great Wolf Lodge of Kansas City, LLC

15.	Great Wolf Lodge of PKI, LLC

16.	Great Wolf Lodge of the Carolinas, LLC

17.	Great Wolf Lodge of the Poconos, LLC

18.	Great Wolf Lodge of Traverse City, LLC

19.	Great Wolf Lodge of Williamsburg, LLC

20.	Great Wolf Traverse SPE, LLC

21.	Great Wolf Williamsburg SPE, LLC

22.	GW Capital Trust II

23.	GW Capital Trust III

24.	GWL Development PKI, LLC

25.	GWL KC Beverage, Inc.

26.	GWR Michigan, LLC

27.	GWR OP General Partner, LLC

28.	GWR Operating Partnership, LLLP

29.	Knot PF, LLC

30.	Mason Family Resorts, LLC

31.	Niagara Glenview Tent & Trailer Park Company (Nova Scotia)

32.	Pine Brook Properties, LLC

33.	Poco Topo Gigio, LLC

34.	Williamsburg Landlord Parcel C, LLC

35.	Williamsburg Landlord Parcel D, LLC

36.	Williamsburg Meadows, LLC